SEPARATION AGREEMENT AND RELEASE


                  The parties to this Agreement are Brad Barnett ("Barnett") and Oregon Baking Company, dba Marsee Baking, an Oregon corporation ("Marsee").


                                    RECITALS:


                  Barnett has resigned his employment as a President with Marsee.

                  Barnett and Marsee have agreed upon various terms and conditions relating to Barnett's separation from Marsee as set forth in this Agreement.

                  Barnett and Marsee have agreed upon a Nondisclosure, Noncompetition and Nonsolicitation Agreement effective the same date hereof.

                  THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:


                                   AGREEMENT:


                  1. EMPLOYMENT SEPARATION. Barnett has delivered, and Marsee has accepted, Barnett's resignation as an employee of Marsee effective as of 12:00 midnight, December 31, 1998 ("Separation Date").

                  2. RESIGNATION. Effective February 9, 1999, Barnett acknowledges that he resigned from his director position with Marsee. Further, Barnett acknowledges and confirms that, effective December 31, 1998, he resigned from his position as Marsee's President and any other officer position he may have held.

                  3. PAYMENT. Barnett acknowledges that he has received payment in full for all salary and benefits to which he is entitled through the Separation Date. Marsee will continue to pay Barnett as separation pay his semi-monthly salary of $5,208.33 in accordance with Marsee's standard payroll schedule and procedure until the earliest to occur of the following: (i) the completion of the six month period following the Separation Date or (ii) the date Barnett commences a full time employment relationship. Marsee will withhold taxes and other withholdings on his separation payments in accordance with all applicable local, state and federal laws.

                  4. BENEFITS. Marsee shall pay Barnett two weeks of accrued, unused vacation for 1998, such payment to be made at the time of Barnett's January 20, 1999 separation payment. At Barnett's expense, Marsee shall continue


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Barnett's group health insurance coverage, outside of COBRA, for six months beginning in January 1999 and continuing through June 1999. Beginning with July 1999, Barnett shall be responsible for his own COBRA payments for any remaining period of COBRA eligibility.

                  5. NEW STOCK OPTION. Seven days after executing this Agreement, Barnett shall receive a nonqualified stock option to purchase up to 60,000 shares of Marsee's Common Stock at $1.00 per share (the "Stock Option") subject to the standard terms and conditions of Marsee's 1998 Nonqualified Stock Option Plan and Stock Option Agreement (and related Stock Purchase Agreement). Notwithstanding any provisions to the contrary in the Stock Option Plan, Stock Option Agreement or Stock Purchase Agreement, the Stock Option shall be fully vested and exercisable at any time until the expiration of the term as provided in the Stock Option Agreement (i.e., 36 months from the Separation Date).

                  6. "MARKET STAND-OFF" AGREEMENTS. Barnett agrees that he will not sell or otherwise transfer or dispose of any Common Stock (or other securities, including options) of Marsee held by such Holder for a period of 24 months following the effective date of a registration statement of Marsee filed under the Securities Act. Marsee may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities, including options) subject to the foregoing restriction until the end of said period.

                  7. TERMINATION OF PRIOR OPTION. Barnett agrees that the stock option to purchase up to 100,000 shares of Marsee's Common Stock granted under Marsee's 1997 Stock Option/Issuance Plan is hereby terminated and relinquished forever. Barnett agrees to deliver any original documents in his possession evidencing such option to Marsee within seven (7) days of execution of this Agreement.

                  8. NONDISCLOSURE AND NONSOLICITATION AGREEMENT. Concurrently with the execution of this Separation Agreement and Release, the parties shall execute a Nondisclosure and Nonsolicitation Agreement in the form attached hereto.

                  9. RELEASE. Except as otherwise provided in this Agreement, Barnett hereby waives any legal rights and releases and forever discharges Marsee and its parents and affiliates and their respective directors, officers, employees, shareholders, attorneys, insurers, accountants, agents of any kind whatsoever, successors and assigns, from any and all liabilities, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against Marsee for any matter whatsoever at any time before execution of this Agreement. Barnett acknowledges the full and final waiver and release of all claims which he has or may have against Marsee, specifically including, but not limited to, all claims for relief or remedy of any type under any state or federal laws, including, but not limited to, the federal and state statutes relating to civil rights, employment discrimination (based on race, color, age, sex, national origin, marital status, handicap, veterans status, religion, workers compensation and family relationship), labor, employment rights or benefits, or relating to employment or termination of employment, wage payments, all as amended, and including, but not limited to, claims based on alleged breach of employment contract, breach of fiduciary duty, misrepresentation, fraud, fraud in the inducement, defamation, tortious conduct of any type arising from or relating to


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Barnett's employment or termination of employment (including without limitation
Barnett's entry into this Agreement), or any other common law theories; and including, but not limited to, claims under Title VII of the Civil Rights Act of 1964 (as amended) and the Age Discrimination in Employment Act (as amended); and including, but not limited to, any claims for additional compensation, shares of Marsee's capital stock or options or rights to purchase such shares (other than the Stock Option referenced in Section 4 of this Agreement and his nonqualified option to purchase up to 1,666 shares of Marsee's Common Stock), back pay or benefits of any type; and including, but not limited to, any claim for attorney fees or costs, for reinstatement or reemployment, or for compensatory or punitive damages under any applicable statutes or common law theories, except to the extent that waiver or release of future claims is specifically prohibited by law.

                  10. NO ADMISSION OF LIABILITY. Nothing in this Agreement shall be construed or interpreted in any manner as an admission of liability by any of the parties released hereby, each of whom expressly denies liability.

                  11. OLDER WORKERS' BENEFIT PROTECTION ACT. This Agreement is made in accordance with the Older Workers' Benefit Protection Act (the "Act"). In accordance with the Act, Barnett acknowledges that:

                    (a) He has been advised in writing of his right to consult with an attorney prior to executing this Agreement;

                    (b) He is aware of, and waives, all rights and claims to
                        which he may be entitled under the Act other than those rights or claims that may arise after this Agreement is executed;

                    (c) As consideration for executing this Agreement, he has
                        received compensation of value to which he would not otherwise be entitled;

                    (d) He has been given 21 days from the date of receipt for consideration of this offer, which will expire at the end of the 21-day period; and

                    (e) He shall have a period of seven days immediately
                        following the date of his execution of this Agreement in which he may revoke the Agreement at his sole election, by delivering to Marsee on or before the seventh day following execution the revocation on the last page of this Agreement, signed and dated.

                  11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon without regard to Oregon conflict of law principles. Any proceeding related to this Agreement shall be commenced and maintained only in the state or federal courts in Portland, Oregon and the parties hereby irrevocably submit to the jurisdiction of any state or federal court sitting in Portland, Oregon, in any action or proceeding brought to enforce or otherwise arising out of, in connection with,



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or relating to this Agreement, and hereby waives any objection to venue in any such court and any claim that such forum is inconvenient.

                  12. ENTIRE AGREEMENT. This Agreement is an integrated agreement which constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, representations, or understandings, written or oral, with respect to the subject matter (including without limitation his employment offer letter dated June 24, 1997, as amended). The parties further acknowledge that the terms of this Agreement are contractual and not mere recitals.

                  13. SEVERABILITY. In the event any provision of this Agreement is found to be unenforceable, the parties intend that the remainder of the Agreement be given full force and effect.

                  14. ACKNOWLEDGMENT. Barnett acknowledges: (a) that he has had a full and fair opportunity to review this Agreement and to consult with his attorney with respect hereto; (b) that he fully understands all of the terms of this Agreement; and (c) that he has freely and voluntarily entered into this Agreement.


                  EFFECTIVE as of     3-12   , 1999.
                                 -------------------


                                            /s/ Brad Barnett
                                            ---------------------------------
                                            Brad Barnett


                                            OREGON BAKING COMPANY, dba MARSEE
                                            BAKING, an Oregon corporation


                                            By  /s/  Ray Lindstrom
                                              -------------------------------

                                            Title:  C.E.O.
                                                  ---------------------------


Attachment:
     Nondisclosure and Nonsolicitation Agreement


                                                Separation Agreement and Release
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